                                                                    EXHIBIT 99.1




                              REGISTRANT LETTERHEAD






May 17, 2002

Securities and Exchange Commission
Washington, DC  20549


Securities and Exchange Commission:

Arthur Andersen LLP ("Andersen") has represented to Black Box Corporation that their audit of Black Box Corporation was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, and availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.




                                                  /s/ Anna M. Baird
                                         ------------------------------------
                                         Anna M. Baird, Vice President, Chief
                                         Financial Officer, Treasurer,
                                         Secretary, and Principal Accounting
                                         Officer